                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549



                                     FORM 8 - K

                                   CURRENT REPORT


                        Pursuant to Section 13 or 15 (d) of
                        the Securities Exchange Act of 1934



                         Date of Report:  December 9, 1998




                                QUIXOTE CORPORATION
------------------------------------------------------------------------------
               (Exact name of registrant as specified in its charter)


                                      Delaware
------------------------------------------------------------------------------
                   (State or other jurisdiction of incorporation)


               0-7903                                    36-2675371
         -------------------                         --------------------
      (Commission File Number)                      (I.R.S. Employer
                                                     Identification Number)


            One East Wacker Drive, Suite 3000, Chicago, Illinois  60601
-----------------------------------------------------------------------------
             (Address of principal executive offices)        (zip code)



                                   (312) 467-6755
-----------------------------------------------------------------------------
                (Registrant's telephone number, including area code)

Item 1.   Not Applicable.

Item 2.   Acquisition or Disposition of Assets.

     On December 9, 1998, Quixote Corporation ("Quixote") purchased all of the outstanding stock of Nu-Metrics, Inc. ("Nu-Metrics") from its six shareholders. Nu-Metrics is based in Uniontown, Pennsylvania, and is engaged in the business of developing and manufacturing electronic measuring instruments for the highway transportation industry. Nu-Metrics' traffic sensing and distance measuring devices are sold worldwide.

     The purchase price of $14,900,000 (less adjustments of $1,020,000 based on tax holdbacks and changes in the net assets of Nu-Metrics from June 30, 1998, to September 30, 1998) was paid in cash. A final determination of the purchase price based on the value of the net assets as of November 30, 1998, will be made in January 1999. In January 1999, Quixote will also pay $100,000 to the principal shareholder of Nu-Metrics in connection with his covenants to refrain from competition. When acquired, Nu-Metrics had long term debt of approximately $1.03 million, of which Quixote intends to repay approximately $463,000 in December 1998. Quixote borrowed funds on its line of credit to make this acquisition.

     Quixote intends to continue the Nu-Metrics business operations in Uniontown, Pennsylvania. Quixote has transferred all of the Nu-Metrics stock to its wholly-owned subsidiary, TranSafe Corporation.

     Quixote has determined that Nu-Metrics is a significant subsidiary and will file separate company financial statements and pro forma financial information within sixty (60) days of December 9, 1998.

Items 3 and 4.   Not Applicable.

Item 5.   Other Events.

     On December 14, 1998 Quixote and its formerly owned subsidiary, Disc Manufacturing, Inc., ("DMI"), entered into a Confidential Settlement Agreement and Release in final settlement of litigation pending in the United States District Court for the District of Delaware. The litigation includes a lawsuit, Civil Action No. 95-21-SLR, brought by Discovision Associates against DMI for infringement of certain patents related to optical disc technology as well as a lawsuit, Civil Action No. 95-345-SLR, brought by DMI against Discovision Associates, Pioneer Electronic Corporation, Pioneer Electronics (USA) Inc. and Pioneer Electronics Capital Inc. for violations of the antitrust laws and acts of unfair competition. The Company's press release describing the settlement is attached hereto and incorporated herein as Exhibit 2.3. See the Company's Form 10-K Report for the fiscal year ended June 30, 1998, Item 3, for additional information concerning these lawsuits.

Item 6.   Not Applicable.

Item 7.  Financial Statements and Exhibits.

 (c) Exhibits.

     Exhibit 2.1. Stock Purchase Agreement by and among Quixote Corporation and Nu-Metrics, Inc. and Harry R. Sampey, Ph.D., Brenda J. Auer, Christine C. Sampey, Kim A. Sampey, Vicki L. Sampey and Karen Singo dated as of
     November 30, 1998.

     Exhibit 2.2.  Press release dated December 11, 1998.

     Exhibit 2.3.  Press release dated December 15, 1998.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   QUIXOTE CORPORATION
                                   -----------------------------
Date: December 16, 1998            /s/ Daniel P. Gorey
------------------------           -----------------------------
                                   By:  Daniel P. Gorey
                                   Its: Vice President, Chief
                                        Financial Officer and
                                        Treasurer